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                                                                       EXHIBIT I

                       SCHEDULE 13D JOINT FILING AGREEMENT

               AGREEMENT by and among White Owl Investors, L.L.C., a Delaware limited liability company ("White Owl"), White Owl Capital Partners, a Texas general partnership ("WOCP") and the sole managing member of White Owl, and Somerset Capital Partners, a New York general partnership ("SCP"), whereby each of them agrees to jointly file a statement on Schedule 13D with the Securities and Exchange Commission (the "Commission"), pursuant to Section 13D of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated by the Commission thereunder, in connection with their acquisition of certain securities of Ponder Industries, Inc. (the "Company"), pursuant to the terms and conditions of that certain Securities Purchase and Exchange Agreement dated as of January 12, 1998 by and among the Company, White Owl, WOCP, SCP and certain other purchasers signatory thereto, and any required amendments thereto, and that such Schedule 13D (inclusive of any amendments thereto) with respect to the beneficial ownership of shares of common stock of the Company, shall be deemed to be filed on behalf of each of them.

               IN WITNESS WHEREOF, each of the undersigned have executed this Agreement as of the 22nd day of January, 1998.


                                 WHITE OWL INVESTORS, L.L.C.

                                 By: White Owl Capital Partners, Managing Member


                                 By: /s/ WILLIAM R. ZIEGLER
                                     ___________________________________________
                                     Name:  William R. Ziegler
                                     Title:    Partner



                                 WHITE OWL CAPITAL PARTNERS




                                 By: /s/ WILLIAM R. ZIEGLER
                                     ___________________________________________
                                     Name:  William R. Ziegler
                                     Title:    Partner

                                                             Page 18 of 86 Pages





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                                 SOMERSET CAPITAL PARTNERS




                                 By: /s/ WILLIAM R. ZIEGLER
                                     ___________________________________________
                                     Name:  William R. Ziegler
                                     Title:    Partner



                                                             Page 19 of 86 Pages


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